UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 26, 2011 (September 20, 2011)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 20, 2011, the Board of Directors (the “Board”) of Cell Therapeutics, Inc., a Washington corporation (the “Company”), appointed Reed V. Tuckson, M.D., F.A.C.P. to the Board to fill a vacancy on the Board. Dr. Tuckson will serve as a Class I Director for a term ending at the Company’s annual meeting of shareholders scheduled to be held on November 11, 2011 (the “Annual Meeting”). At the Annual Meeting, the Company will seek approval from its shareholders to elect Dr. Tuckson to serve as a Class I Director until the 2013 annual meeting of shareholders.

The Board has determined that Dr. Tuckson satisfies the independence requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission (“SEC”). Dr. Tuckson has not been appointed to a committee of the Board yet. Dr. Tuckson has no material interest in any transactions with the Company.

Dr. Tuckson will be entitled to receive the same compensation for service as a director as is provided to other directors under the Company’s Revised Director Compensation Policy, attached hereto as Exhibit 10.1. Under the policy, Dr. Tuckson will receive an annual base retainer of $40,000, which will be pro-rated for fiscal 2011, and will be eligible to receive chair retainers and meeting fees as provided in the policy. He was also granted upon his appointment an award of 18,000 restricted shares of the Company’s common stock and an option to purchase 6,000 shares of the Company’s common stock.

Item 8.01.	Other Events.

On September 26, 2011, the Company issued a press release announcing Dr. Tuckson’s appointment to the Board entitled “Reed V. Tuckson, M.D., Executive Vice President and Chief of Medical Affairs at UnitedHealth Group, Joins Board of Directors of Cell Therapeutics, Inc. (CTI).” A copy of the press is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information

The Company will be filing a proxy statement and other documents regarding the Annual Meeting with the SEC. The Company’s shareholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the Company, the Annual Meeting and related matters. Shareholders may obtain a free copy of the Company’s proxy statement when available, and other documents filed by the Company with the SEC at the SEC’s website (www.sec.gov), on the Company’s website (www.celltherapeutics.com), in paper form at the Depositary Banks, at the office of Borsa Italiana S.p.A. and at the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Ltd (contact person: Ms. Elena Bellacicca) at Via Amedei 8, 20123 Milan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Revised Director Compensation Policy

99.1	Press Release, dated September 26, 2011, entitled “Reed V. Tuckson, M.D., Executive Vice President and Chief of Medical Affairs at UnitedHealth Group, Joins Board of Directors of Cell Therapeutics, Inc. (CTI).”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: September 26, 2011	By:	/s/ JAMES A. BIANCO, M.D.

James A. Bianco, M.D.

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revised Director Compensation Policy

99.1	Press Release, dated September 26, 2011, entitled “Reed V. Tuckson, M.D., Executive Vice President and Chief of Medical Affairs at UnitedHealth Group, Joins Board of Directors of Cell Therapeutics, Inc. (CTI).”